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                                           MATTEL, INC. AND SUBSIDIARIES                               EXHIBIT 12.0
                                                                                                       (Page 1 of 2)
                               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               -------------------------------------------------
                                     (Amounts in thousands, except ratios)

                                                  (Unaudited)

                                                                  FOR THE YEARS ENDED DECEMBER 31, (a)(b)
                                                        ------------------------------------------------------------
                                                          1997         1996         1995         1994         1993
                                                        ------------------------------------------------------------
EARNINGS AVAILABLE FOR FIXED CHARGES:
Income before income taxes, cumulative effect
  of changes in accounting principles and
  extraordinary item                                    $425,082     $536,756     $504,668     $362,157     $153,306

Less (plus) minority interest and undistributed
  income (loss) of less-than-majority-owned
  affiliates, net                                           (144)         303          (36)        (649)         124
Add:
  Interest expense                                        90,130      100,226      102,983       87,071       86,101
  Appropriate portion of rents (c)                        17,665       19,527       19,450       16,224       16,221
                                                        --------     --------     --------     --------     --------
Earnings available for fixed charges                    $532,733     $656,812     $627,065     $464,803     $255,752
                                                        ========     ========     ========     ========     ========

FIXED CHARGES:
  Interest expense                                      $ 90,130     $100,226     $102,983     $ 87,071     $ 86,101
  Capitalized interest                                       991        1,789          693          285            -
  Appropriate portion of rents (c)                        17,665       19,527       19,450       16,224       16,221
                                                        --------     --------     --------     --------     --------
  Fixed charges                                         $108,786     $121,542     $123,126     $103,580     $102,322
                                                        ========     ========     ========     ========     ========
Ratio of earnings to fixed charges                          4.90X        5.40X        5.09X        4.49X        2.50X
                                                        ========     ========     ========     ========     ========

(a)  Consolidated financial information for 1997 through 1993 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. into the Company, accounted for as a pooling of interests.
(b)  Consolidated financial information for 1993 has been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of the Company, accounted for as a pooling of interests.
(c)  Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

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                                          MATTEL, INC. AND SUBSIDIARIES                                EXHIBIT 12.0
                                                                                                       (Page 2 of 2)
                           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                                          AND PREFERRED STOCK DIVIDENDS
                           ----------------------------------------------------------
                                     (Amounts in thousands, except ratios)

                                                  (Unaudited)

                                                                  FOR THE YEARS ENDED DECEMBER 31, (a)(b)
                                                        ------------------------------------------------------------
                                                          1997         1996         1995         1994         1993
                                                        ------------------------------------------------------------
EARNINGS AVAILABLE FOR FIXED CHARGES:
Income before income taxes, cumulative effect
  of changes in accounting principles and
  extraordinary item                                    $425,082     $536,756     $504,668     $362,157     $153,306

Less (plus) minority interest and undistributed
  income (loss) of less-than-majority-owned
  affiliates, net                                           (144)         303          (36)        (649)         124
Add:
  Interest expense                                        90,130      100,226      102,983       87,071       86,101
  Appropriate portion of rents (c)                        17,665       19,527       19,450       16,224       16,221
                                                        --------     --------     --------     --------     --------
Earnings available for fixed charges                    $532,733     $656,812     $627,065     $464,803     $255,752
                                                        ========     ========     ========     ========     ========

FIXED CHARGES:
  Interest expense                                      $ 90,130     $100,226     $102,983     $ 87,071     $ 86,101
  Capitalized interest                                       991        1,789          693          285            -
  Dividends - Series B preferred stock                     2,537        3,406        3,200        2,157            -
  Dividends - Series C preferred stock                     7,968        3,985            -            -            -
  Dividends - Series F preference stock                        -            -        3,342        4,689        4,894
  Appropriate portion of rents (c)                        17,665       19,527       19,450       16,224       16,221
                                                        --------     --------     --------     --------     --------
  Fixed charges                                         $119,291     $128,933     $129,668     $110,426     $107,216
                                                        ========     ========     ========     ========     ========
Ratio of earnings to fixed charges                          4.47X        5.09X        4.84X        4.21X        2.39X
                                                        ========     ========     ========     ========     ========

(a)  Consolidated financial information for 1997 through 1993 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. into the Company, accounted for as a pooling of interests.
(b)  Consolidated financial information for 1993 has been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of the Company, accounted for as a pooling of interests.
(c)  Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

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